Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services’ Third-Quarter Net Income Triples in 2008

Unit Operating Costs Decline 24%

FORT WORTH, TEXAS (November 5, 2008) – Quicksilver Gas Services LP (NYSE Arca: KGS) today reported net income for the third quarter of 2008 of $6.4 million ($.26 per limited partner unit – diluted), more than triple the $2.1 million reported in the prior-year period.  For the nine months ended September 30, 2008, net income totaled $14.9 million ($.61 per limited partner unit – diluted), up more than 190% from the $5.1 million reported in the 2007 period.

Distributable cash flow for the 2008 third quarter increased 113% to $11.5 million ($.48 per limited partner unit) from $5.4 million in the 2007 quarter.  For the nine months ended September 30, 2008, distributable cash flow totaled $29.7 million ($1.23 per limited partner unit) compared to $11.8 million in the 2007 period.

Third-Quarter 2008 Highlights

•	Increased average gathered volumes to 213 MMcf per day; up 105% versus the prior-year quarter
•	Increased average processed volumes to 153 MMcf per day; up 56% versus the prior-year quarter
•	Reduced unit operating costs 24% versus the prior-year quarter
•	Connected 66 new wells to the gathering system from Quicksilver Resources Inc.
•	Connected approximately 25 miles of gathering infrastructure

“As a fee-based provider of gathering and processing services, Quicksilver Gas Services bears no direct commodity price risk, allowing us to fully capitalize on our rapidly expanding throughput volumes,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “Higher volumes resulted in increased utilization and efficiency of our plant and pipeline system, which reduced unit costs by 24% and fueled a doubling of our distributable cash flow.”

Gathered volumes increased to 19,591 million cubic feet (MMcf) in the third quarter of 2008, up 105% from 9,554 MMcf in the prior-year quarter.  Processed volumes increased 56% to 14,122 MMcf in the third quarter of 2008 from 9,032 MMcf in the 2007 quarter.  Gathered and processed volumes in the 2008 quarter were negatively impacted by approximately 10 MMcf per day due to pipeline shut-ins or curtailments related to Hurricane Ike.  Volumes from third parties made up 18% and 20% of the total gathered and processed volumes for the third quarter of 2008, respectively.  For the third quarter of 2008 the company realized an average of $.522 per thousand cubic feet (Mcf) gathered and $.627 per Mcf processed.

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Total operating and maintenance expense increased 55%, due to higher volumes, however unit expenses declined 24% on a gathered unit basis.

Capital expenditures for the third quarter of 2008 totaled $51 million, including $.5 million for maintenance capital and the remainder for organic growth projects.  In addition, the company accrued $18 million of capital associated with the repurchase obligation to Quicksilver Resources Inc.  Expenditures during the quarter included the connection of approximately 25 miles of gathering lines and 66 new wells to the gathering system from Quicksilver Resources, as well as the ongoing construction of a new processing facility that is expected to become operational during the first quarter of 2009, increasing processing capacity 62.5% to a total of 325 MMcf per day.

In October, the company’s bank group increased the commitments on the company’s senior secured revolving credit facility to $235 million, an increase of $85 million.  Based upon third-quarter 2008 results, actual borrowing capacity is anticipated to increase to approximately $200 million.  During the fourth quarter, the company expects to complete the acquisition of the Lake Arlington Dry System from Quicksilver Resources for approximately $42 million, with an October 1, 2008 effective date.

For the third quarter of 2008, the unit distribution rate for limited partners was $.35 and will be paid November 14, 2008 on all common and subordinated units to holders of record as of the close of business October 31, 2008.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the third-quarter 2008 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 39787907, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 by entering the conference ID number 39787907.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measure of distributable cash flow.  The accompanying schedules provide a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

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About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statement
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third-party suppliers, contractors, operators, processors, transporters and customers; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; the effects of existing and future laws and governmental regulations; the effects of future litigation; and other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 08-10

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Gathering and transportation revenue - parent	$8,674	$4,102	$22,350	$9,612
Gathering and transportation revenue	1,553	500	4,006	838
Gas processing revenue - parent	7,345	4,892	21,866	11,109
Gas processing revenue	1,507	521	3,797	912
Other revenue - parent	225	267	675	300
Total revenues	19,304	10,282	52,694	22,771

Expenses
Operations and maintenance - parent	4,772	3,072	15,034	8,063
General and administrative - parent	1,473	1,217	4,712	2,353
Depreciation and accretion	3,866	2,188	10,429	5,307
Total expenses	10,111	6,477	30,175	15,723

Operating income	9,193	3,805	22,519	7,048

Other income	4	114	10	149
Interest expense	2,703	1,728	7,542	1,939

Income before income taxes	6,494	2,191	14,987	5,258

Income tax provision	106	92	109	189

Net income	$6,388	$2,099	$14,878	$5,069

Net income attributable to the period from beginning of period to August 9, 2007		$474		$3,444
Net income attributable to the period from August 10, 2007 to September 30, 2007		1,625		1,625
Net income		$2,099		$5,069

General partner interest in net income (1)	$137	$32	$314	$32
Common and subordinated unitholders’ interest in net income (1)	$6,251	$1,593	$14,564	$1,593
Earnings per common and subordinated unit: (1)
Basic	$0.26	$0.07	$0.61	$0.07
Diluted	$0.26	$0.07	$0.61	$0.07

Weighted average number of common and subordinated units outstanding: (1)
Basic	23,783	23,777	23,783	23,777
Diluted	26,829	23,787	23,924	23,787

(1) Amounts for 2007 represent the period from August 10, 2007 to September 30, 2007

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	September 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$342	$1,125
Trade accounts receivable	1,883	882
Accounts receivable from parent	-	800
Prepaid expenses and other current assets	584	690
Total current assets	2,809	3,497

Property, plant and equipment, net	437,882	273,948

Other assets	1,084	965
	$441,775	$278,410

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$1,100	$1,100
Accounts payable to parent	291	-
Accrued additions to property, plant and equipment	22,472	23,624
Accounts payable and other	3,704	2,700
Total current liabilities	27,567	27,424

Long-term debt	104,300	5,000
Note payable to parent	51,904	50,569
Repurchase obligations to parent	151,864	82,251
Asset retirement obligations	3,502	2,793
Deferred income tax liability	225	173

Partners' Capital
Common unitholders (12,269,714 and 12,263,625 units issued and outstanding at September 30, 2008 and December 31, 2007, respectively)	106,262	109,830
Subordinated unitholders (11,513,625 units issued and outstanding at September 30, 2008 and December 31, 2007)	(3,705)	356
General Partner	(144)	14
Total partners' capital	102,413	110,200
	$441,775	$278,410

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net income	$14,878	$5,069
Items included in net income not affecting cash:
Depreciation	10,297	5,253
Accretion of asset retirement obligation	132	54
Deferred income taxes	52	16
Equity-based compensation	758	45
Amortization of debt issuance costs	158	33
Non-cash interest expense on repurchase obligations to parent	4,663	1,228
Non-cash interest expense on note payable to parent	2,160	625
Changes in assets and liabilities:
Accounts receivable	(1,001)	(858)
Prepaid expenses and other assets	(171)	(229)
Accounts receivable from parent	3,435	-
Accounts payable and other	1,004	(57)
Net cash provided by operating activities	36,365	11,179

Investing activities:
Capital expenditures	(112,200)	(55,184)
Net cash used in investing activities	(112,200)	(55,184)

Financing activities:
Proceeds from revolving credit facility borrowings	99,300	-
Repayment of subordinated note to parent	(825)	-
Contributions by parent	-	38,045
Contributions by other partners	-	167
Distributions to unitholders	(23,423)	-
Proceeds from sale of assets to parent	-	29,508
Debt issuance costs paid	-	(715)
Net proceeds from issuance of equity units	-	112,108
Distribution of offering proceeds to partners	-	(119,806)
Net cash provided by financing activities	75,052	59,307

Net (decrease) increase in cash	(783)	15,302

Cash at beginning of period	1,125	2,797

Cash at end of period	$342	$18,099

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Volume Data:
Volumes gathered (MMcf)	19,591	9,554	51,269	21,685
Volumes processed (MMcf)	14,122	9,032	40,870	20,015

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW
In thousands  - Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income	$6,388	$2,099	$14,878	$5,069
Depreciation and accretion expense	3,866	2,188	10,429	5,307
Income tax provision/(payments)	(226)	92	(223)	189
Non-cash interest expense	1,977	1,642	6,077	1,853
Maintenance capital expenditures	(473)	(625)	(1,418)	(625)
Distributable cash flow	$11,532	$5,396	$29,743	$11,793

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